UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 19, 2007

                          SUMMIT GLOBAL LOGISTICS, INC.

          (Exact name of registrant as specified in its charter)

          DELAWARE                     000-51091                20-0781155
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)


    ONE MEADOWLANDS PLAZA, 11TH FLOOR
       EAST RUTHERFORD, NEW JERSEY                                 07073
(Address of Principal Executive Offices)                         (Zip Code)

                             1 (908) 497-0280
            (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

See item 5.02 below.

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On July 19, 2007, Summit Global Logistics, Inc. (the "Company") announced several actions in furtherance of its efforts to execute a consolidation and cost-reduction strategy. The Company announced the closing of its Costa Mesa, California office in connection with a restructuring of its Summit International Logistics, Inc. ("SMI") subsidiary and the restructuring of United States trans-Atlantic logistic operations at AMR Investments, Inc. ("AMR"), as well as the sublease of approximately 183,000 square feet of its warehouse space in the Unites States. The closure and restructurings will result in the termination of approximately 11 employees at SMI and AMR. The ocean transportation intermediary operations of SMI will be consolidated into TUG USA, Inc. AMR has two operating subsidiaries, AmeRussia Shipping Inc., a New Jersey based NVOCC, and AmeRussia Ltd., and a Russian based freight forwarder with an office in St. Petersburg, Russia. The cost -reduction strategy was approved by the Company's Board of Directors to better align the Company's logistics operations in certain markets with current market conditions. The Company will also re-brand TUG USA as Summit Global Logistics over the course the next several months in order to further effectuate the consolidation operations. As a result of the actions described above, the Company expects to recognize gross restructuring and related charges totaling approximately $ 0.7 million before taxes. These charges include cash charges primarily related to severance and benefit costs totaling approximately $ 0.6 million in aggregate, but that the exact timing of the charges and cash outflows has not been finalized, as well as the estimated cost ranges. The $ 0.7 million in charges will be recognized in the quarter ending September 30, 2007. To the extent required by applicable rules, the Company will file one or more additional amendments to the Current Report on Form 8-K as details of the cost-reduction strategy are refined and estimates of related costs and charges are finalized.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with the consolidation of SMI into TUG USA, Inc. and the restructuring of AMR, as set out in item 2.05 above, the Company announced the departures of Messrs. Knight and Madden on July 19, 2007. Mr. William Knight served as President of Summit International Logistics, Inc. and Senior Vice President - Sales and Costumer Service for the Company. Mr. James Madden served as the President of AMR Investments, Inc. Richard Shannon, the previous owner and President of AmeRussia Shipping Inc., and Director of Trades Russia of AMR, has been appointed as President of AMR and will be responsible for all AMR operations.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Summit Global Logistics, Inc.
Date: July 26, 2007

/s/ Robert Agresti
---------------------------------------
Robert Agresti, Chief Executive Officer